The Value of Activist Board Membership

The following Chart has been prepared by Icahn Enterprises and responds to those that question the efficacy of including activists’ designees on public company Boards of Directors.

From November 15, 2008 to November 15, 2013 (a 5 year period) Icahn designees have joined the Boards of the 20 public companies listed in the Chart. As reflected in the Chart, a person that invested in each company on the date that the Icahn designee joined the Board, and that sold on the date that the Icahn designee left the Board (or continued to hold through November 15, 2013 if the designee did not leave the Board) would have obtained an annualized return of 28%. A 28% annualized return reflects favorably relative to the various metrics set forth in the Chart for comparison purposes.

			Date					S&P 500	Dow Jones	Russell
			Exited	Hypothetical	Berkshire	Leucadia	Loews Corp	annualized	annualized	annualized	Hedge Fund
			Board (or	Investor	Hathaway Inc	National Corp	annualized	return	return	return	Index
			11/15/2013	annualized	annualized	annualized	return	during	during	during	annualized
		Date Joined	if still on	Return during	return during	return during	during	board	board	board	return during
#	Company Name	Board	board)	board tenure	board tenure	board tenure	board tenure	tenure	tenure	tenure	board tenure

1	Amyln Pharmaceuticals Inc	6/9/2009	8/8/2012	38%	11%	0%	13%	16%	17%	16%	1%
2	Biogen Idec Inc	6/10/2009	11/15/2013	42%	16%	6%	14%	18%	18%	20%	3%
3	Chesapeake Energy Corp	6/21/2012	11/15/2013	31%	29%	29%	15%	27%	22%	33%	6%
4	CIT Group Inc	12/18/2009	5/10/2011	38%	15%	42%	12%	18%	19%	29%	4%
5	Dynegy Inc	3/9/2011	10/1/2012	-81%	2%	-21%	-1%	8%	10%	3%	-5%
6	Enzon Pharmaceuticals Inc	5/21/2009	11/15/2013	-12%	16%	10%	16%	19%	19%	22%	3%
7	Forest Laboratories Inc.	8/5/2012	11/15/2013	40%	27%	30%	15%	25%	20%	33%	6%
8	Genzyme Corp	6/16/2010	4/11/2011	61%	7%	96%	36%	26%	27%	33%	8%
9	Herbalife International Ltd	4/25/2013	11/15/2013	200%	15%	-11%	13%	28%	19%	38%	3%
10	Mentor Graphics Corp	5/18/2011	11/15/2013	18%	16%	-8%	6%	15%	13%	14%	0%
11	MGM Studios	4/25/2012	8/15/2012	96%	21%	-33%	-1%	6%	5%	-2%	-2%
12	Motorola Mobility Inc	1/3/2011	5/22/2012	22%	0%	-22%	0%	5%	8%	-2%	-6%
13	Motorola Solutions Inc	1/4/2011	3/1/2012	23%	-1%	-3%	1%	9%	13%	5%	-5%
14	Navistar International Corp	10/8/2012	11/15/2013	66%	26%	26%	13%	24%	19%	31%	6%
15	Nuance Communications, Inc	10/7/2013	11/15/2013	-70%	30%	36%	27%	98%	91%	56%	10%
16	Take-Two Interactive Software Inc.	4/15/2010	11/15/2013	15%	11%	2%	7%	14%	14%	14%	1%
17	The Hain Celestial Group Inc	7/7/2010	11/15/2013	53%	12%	14%	11%	20%	18%	21%	2%
18	Transocean Ltd	5/17/2013	11/15/2013	8%	6%	-21%	8%	19%	11%	27%	1%
19	Voltari Corp	6/17/2010	11/15/2013	-59%	12%	10%	11%	17%	16%	18%	1%
20	WebMD Health Corp	7/24/2012	8/5/2013	124%	40%	32%	15%	29%	26%	39%	7%
Total				28%	14%	9%	11%	18%	17%	19%	2%

Returns assume equal weighting in each investment.

Source of return data = Bloomberg Total Return function including dividends reinvested.

The Chart does not reflect the actual results of IEP’s Investment segment, nor is it necessarily indicative of future results of IEP’s Investment segment.